Exhibit 99.1

Contact: Investor Relations
804.289.9709	FOR IMMEDIATE RELEASE

Brink's Reports Second-Quarter Results

•	EPS: GAAP $.27 vs. $.25; non-GAAP $.67 vs $.86

•	Strong revenue recovery (excl. G4S acquisition) from 29% decline at April low point to 14% decline in June; organic decline of 21% in April versus 7% decline in June

•	Reported revenue down 10% vs 2019, down 17% organically, flat in constant currency

•	Negative currency translation impact of $86 million (9%) on revenue; operating profit impact: GAAP $13 million (25%), non-GAAP $18 million (20%)

•	Operating profit: GAAP ($1 million), (.1%) margin; non-GAAP $73 million, margin 8.9%, 10% constant currency

•	GAAP net income $13 million; Adjusted EBITDA $125 million (15.2% margin)

•	Variable and fixed cost reductions greater than expected

•	G4S acquired businesses performing well, synergies on track

•	Management provides 2020 and 2021 adjusted EBITDA sensitivity models based on revenue recovery ranges

RICHMOND, Va., July 29, 2020 –The Brink’s Company (NYSE:BCO), the global leader in total cash management, route-based secure logistics and payment solutions, today announced results for the second quarter of 2020. Highlights include:

(In millions, except for per share amounts)	Second-Quarter 2020
	GAAP	Change	Non-GAAP	Change	Constant Currency Change(b)
Revenue	$826	(10%)	$826	(10%)	0%
Operating Profit	$(1)	unfav	$73	(18%)	3%
Operating Margin	(0.1)%	(590 bps)	8.9%	(80 bps)	30 bps
Net Income / Adjusted EBITDA(a)	$13	3%	$125	(6%)	10%
EPS	$0.27	8%	$0.67	(22%)	3%

(a)	The non-GAAP financial metric, adjusted EBITDA, is presented with its corresponding GAAP metric, net income attributable to Brink's.

(b)	Constant currency represents 2020 results at 2019 exchange rates.

Doug Pertz, president and chief executive officer, said: “Given the challenges of the ongoing Covid-19 pandemic, second-quarter results were much stronger than expected due to aggressive and timely cost reductions and the resilience of our retail customer base. On a sequential basis, from the first quarter to the second quarter, we delivered improved non-GAAP operating profit, adjusted EBITDA and EPS. We achieved these results despite the negative impact of currency translation, which reduced revenue by $86 million and non-GAAP operating profit by $18 million. This negative FX impact was more than offset by the positive impact of variable cost reductions and a strong initial contribution from the G4S acquisition.
“After a difficult start to the quarter in April and early May due to government-mandated Covid-19 shutdowns, our retail customers rebounded quickly and to higher levels than expected. In the U.S., our largest market, revenue was down 24% at the low point in April, but recovered to an 11% decline in June. This revenue improvement reflects a corresponding April decline of 32% in ‘stops’ that recovered to a 17% decline at the end of the quarter.
"Importantly, customers that closed and later re-opened had no material changes in frequency of service. In addition, none of these re-opened customers changed policies on cash usage-- all continue to accept cash.
“Looking ahead, we are cautiously optimistic that we will continue to deliver sequential profit growth in the second half of 2020 and accelerated revenue growth and margin improvement in 2021, when we will have the full-year benefit of our cost realignment and the G4S acquisition. Our global team has made great progress in a short period of time, and we believe Brink’s is well-positioned for a solid finish in 2020, and a strong and sustainable revenue and profit recovery in 2021.
“Predicting the future impact of the pandemic is very difficult, and we acknowledge concerns about a resurgence of the virus in the U.S and other markets. Given this uncertainty, and the need for transparency, we have provided a range of potential revenue and adjusted EBITDA levels for 2020 and 2021 based on recent trends and customer data. The 2020 model includes an adjusted EBITDA range between $465 million and $515 million. The 2021 model includes an adjusted EBITDA range between $615 million and $805 million. (See table on page 3).
“In summary, our plan is to ensure that Brink’s emerges from this crisis as a stronger company with substantial growth opportunities for revenue, earnings, margins, and cash flow. Our confidence is supported by a compelling strategic plan, a strong balance sheet, ample liquidity and, most importantly, a realigned cost structure. As demonstrated in the second quarter, aggressive cost reductions focused on variable costs have already been achieved. Additional cost realignment, focused on sustainable fixed cost reductions, are also being implemented.
“The G4S acquisition is already contributing to profits and provides an expanded geographic footprint for accelerated growth. We are also moving quickly to introduce our new Strategy 2.0 tech-enabled cash management solutions that offer enhanced safety, ease-of-use and lower costs for our customers-- attributes that we believe will be highly valued in the post-pandemic economy.
“Finally, I want to express my sincere gratitude to all of our employees-- especially those on the front line who continue to ensure that the essential services that Brink’s provides remain available to our customers around the world.”

G4S Acquisition Update
On February 26, Brink’s announced the planned acquisition, in multiple phases, of G4S cash operations in 17 markets and G4Si, a global provider of secure logistics and storage services. To date, the company has completed the acquisition of G4Si and G4S cash operations in 11 markets including the Netherlands, Belgium, Ireland, Hong Kong, Cyprus, Romania, the Czech Republic, Malaysia, the Dominican Republic, the Philippines and Indonesia.
In 2019, the G4S businesses being acquired generated combined pro forma revenue of approximately $800 million and adjusted EBITDA of approximately $115 million. The integration of the G4S businesses is expected to generate annualized cost synergies of approximately $20 million by the end of 2020.

Effective Tax Rate
The full-year estimated effective tax rate (ETR) is based on pandemic-related assumptions that fluctuate widely. Our pre-pandemic guidance was a non-GAAP 2020 ETR of 32%. In the first quarter, the estimated full-year non-GAAP ETR was 49.8%, and in the second quarter the estimated full-year non-GAAP ETR was 37.5%. As a result, reported first-quarter non-GAAP EPS of $.36 has been adjusted upward to $.46. The ETR volatility is due to changes in assumptions about the company’s ability to utilize tax attributes at varying projected income levels.

Conference Call
Brink’s will host a conference call on July 29 at 8:30 a.m. ET to review second-quarter results.  Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international). Participants can pre-register at http://dpregister.com/10138230 to receive a direct dial-in number for the call. The call also will be accessible live via webcast on the Brink’s website (www.brinks.com). A replay of the call will be available through August 29, 2020 at 877-344-7529 (in the U.S.) or 412-317-0088 (international). The conference number is 10138230. An archived version of the webcast will be available online in the Investor Relations section of http://investors.brinks.com.

2020 Adjusted EBITDA Sensitivity Model (Unaudited)
(Non-GAAP, in millions, except for percentages and where noted)

Benchmark – % of 2019 Second-Half Revenue	~85%	~100%
Potential Revenues	~$3.3B	~$3.6B

Adjusted EBITDA(a)	~$465	~$515
Adjusted EBITDA margin	~14.0%	~14.5%

Operating profit to Adjusted EBITDA adjustments	~$180

2021 Adjusted EBITDA Sensitivity Model (Unaudited)
(Non-GAAP, in millions, except for percentages and where noted)

Benchmark – % of 2019 Full-Year Revenue(b)	90%	100%	110%
Potential Revenues	~$4.0B	~$4.5B	~$4.9B

Adjusted EBITDA(a)	~$615	~$705	~$805
Adjusted EBITDA margin	~15.3%	~15.8%	~16.3%

Operating profit to Adjusted EBITDA adjustments	~$190

(a)
The 2020 and 2021 potential Non-GAAP Adjusted EBITDA and Non-GAAP operating profit amounts cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations and other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The impact of highly inflationary accounting on our Argentina operations and other potential Non-GAAP adjusting items could be significant to our GAAP results.

(b)	Pro-forma 2019 Revenue including ~$800 million from the G4S acquisition.

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)

Second-Quarter 2020 vs. 2019

GAAP		Organic	Acquisitions /			% Change
	2Q'19	Change	Dispositions(a)	Currency(b)	2Q'20	Total	Organic
Revenues:
North America	$443	(82)	6	(17)	349	(21)	(19)
South America	225	(17)	7	(56)	159	(29)	(8)
Rest of World	247	(53)	137	(13)	318	29	(21)
Segment revenues(g)	$914	(152)	149	(86)	826	(10)	(17)

Revenues - GAAP	$914	(152)	150	(86)	826	(10)	(17)

Operating profit:
North America	$46	(27)	—	(2)	18	(61)	(58)
South America	45	—	1	(13)	33	(26)	1
Rest of World	26	(10)	17	(2)	31	20	(37)
Segment operating profit	118	(36)	19	(18)	82	(30)	(31)
Corporate(c)	(29)	20	—	(1)	(9)	(68)	(70)
Operating profit - non-GAAP	$89	(16)	19	(18)	73	(18)	(18)

Other items not allocated to segments(d)	(36)	(33)	(10)	5	(74)	unfav	92
Operating profit - GAAP	$53	(50)	9	(13)	(1)	unfav	(94)

GAAP interest expense	(23)				(23)	2

GAAP interest and other income (expense)	(3)				(3)	(3)

GAAP provision (benefit) for income taxes	13				(43)	fav

GAAP noncontrolling interests	2				2	53

GAAP income from continuing operations(f)	13				14	9

GAAP EPS(f)	$0.25				0.27	8

GAAP weighted-average diluted shares	50.9				51.0	—

Non-GAAP(e)		Organic	Acquisitions /			% Change
	2Q'19	Change	Dispositions(a)	Currency(b)	2Q'20	Total	Organic

Segment revenues - GAAP/non-GAAP	$914	(152)	149	(86)	826	(10)	(17)

Non-GAAP operating profit	89	(16)	19	(18)	73	(18)	(18)

Non-GAAP interest expense	(21)				(23)	8

Non-GAAP interest and other income (expense)	(1)				6	fav

Non-GAAP provision for income taxes	21				21	1

Non-GAAP noncontrolling interests	2				1	(47)

Non-GAAP income from continuing operations(f)	44				34	(22)

Non-GAAP EPS(f)	$0.86				0.67	(22)

Non-GAAP weighted-average diluted shares	50.9				51.0	—

Amounts may not add due to rounding.

(a)
Non-GAAP amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.

(b)
The amounts in the “Currency” column consist of the effects of Argentina devaluations under highly inflationary accounting and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results from changes in foreign currency rates from the prior year period.

(c)	Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required of public companies.

(d)	See pages 8-9 for more information.

(e)	Non-GAAP results are reconciled to applicable GAAP results on pages 10-13.

(f)	Attributable to Brink's.

(g)	Segment revenues equal our total reported non-GAAP revenues.

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)

Six Months Ended June 30,

GAAP		Organic	Acquisitions /			% Change
	2019	Change	Dispositions(a)	Currency(b)	2020	Total	Organic
Revenues:
North America	$877	(74)	11	(21)	793	(10)	(8)
South America	456	—	7	(106)	357	(22)	—
Rest of World	487	(61)	141	(18)	549	13	(12)
Segment revenues(g)	$1,819	(134)	159	(145)	1,699	(7)	(7)

Revenues - GAAP	$1,819	(134)	159	(145)	1,699	(7)	(7)

Operating profit:
North America	$90	(38)	1	(3)	51	(44)	(41)
South America	88	12	2	(27)	75	(15)	14
Rest of World	50	(18)	17	(3)	46	(7)	(36)
Segment operating profit	228	(44)	19	(32)	172	(25)	(19)
Corporate(c)	(55)	23	—	(4)	(36)	(35)	(43)
Operating profit - non-GAAP	$174	(20)	19	(36)	136	(21)	(12)

Other items not allocated to segments(d)	(63)	(45)	(11)	8	(111)	77	72
Operating profit - GAAP	$111	(66)	8	(28)	25	(77)	(59)

GAAP interest expense	(46)				(43)	(5)

GAAP interest and other income (expense)	(14)				(19)	30

GAAP provision (benefit) for income taxes	22				(55)	fav

GAAP noncontrolling interests	2				3	43

GAAP income from continuing operations(f)	26				16	(41)

GAAP EPS(f)	$0.52				0.30	(42)

GAAP weighted-average diluted shares	50.9				51.2	1

Non-GAAP(e)		Organic	Acquisitions /			% Change
	2019	Change	Dispositions(a)	Currency(b)	2020	Total	Organic

Segment revenues - GAAP/non-GAAP	$1,819	(134)	159	(145)	1,699	(7)	(7)

Non-GAAP operating profit	174	(20)	19	(36)	136	(21)	(12)

Non-GAAP interest expense	(43)				(42)	(1)

Non-GAAP interest and other income (expense)	(4)				1	fav

Non-GAAP provision for income taxes	40				36	(11)

Non-GAAP noncontrolling interests	2				2	(35)

Non-GAAP income from continuing operations(f)	85				58	(32)

Non-GAAP EPS(f)	$1.67				1.13	(32)

Non-GAAP weighted-average diluted shares	50.9				51.2	1

Amounts may not add due to rounding.

See page 4 for footnote explanations.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Selected Items - Condensed Consolidated Balance Sheets

	December 31, 2019	June 30, 2020
Assets
Cash and cash equivalents	$311.0	531.3
Restricted cash	158.0	171.5
Accounts receivable, net	635.6	695.0
Right-of-use assets, net	270.3	329.8
Property and equipment, net	763.3	813.6
Goodwill and intangibles	1,057.1	1,520.7
Deferred income taxes	273.5	244.1
Other	295.0	465.2

Total assets	$3,763.8	4,771.2

Liabilities and Equity

Accounts payable	184.5	174.4
Debt	1,643.6	2,483.4
Retirement benefits	576.7	599.5
Accrued liabilities	628.4	690.1
Lease liabilities	218.4	268.9
Other	304.6	364.0
Total liabilities	3,556.2	4,580.3

Equity	207.6	190.9

Total liabilities and equity	$3,763.8	4,771.2

Selected Items - Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2019	2020
Net cash provided (used) by operating activities	$23.9	(60.0)
Net cash used by investing activities	(242.7)	(469.8)
Net cash provided by financing activities	149.5	779.4

Effect of exchange rate changes on cash	0.5	(15.8)
Cash, cash equivalents and restricted cash:
Increase (decrease)	(68.8)	233.8
Balance at beginning of period	479.5	469.0
Balance at end of period	$410.7	702.8

Supplemental Cash Flow Information

Capital expenditures	$(73.1)	(53.9)
Acquisitions, net of cash acquired	(167.0)	(408.4)
Depreciation and amortization	96.6	97.1
Cash paid for income taxes, net	(31.9)	(42.8)

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the global leader in total cash management, route-based secure logistics and payment solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), and international transportation of valuables. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 49 countries serves customers in more than 100 countries. For more information, please visit our website at www.brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: future results, including potential revenue and adjusted EBITDA in 2020 and 2021, expected amount and timing of synergies related to the G4S acquisition, and future costs related to Reorganization and Restructuring. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.

Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; pandemics (including the ongoing COVID-19 pandemic and related impact to and restrictions on the actions of businesses and consumers, including suppliers and customers), acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce;  anticipated cash needs in light of our current liquidity position and the impact of COVID-19 on our liquidity; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2019 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Segment Results: 2019 and 2020 (Unaudited)
(In millions, except for percentages)

	Revenues
	2019					2020
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months
Revenues:
North America	$434.5	442.5	446.7	459.1	1,782.8	$444.3	349.1	793.4
South America	230.3	225.2	229.0	232.0	916.5	197.9	158.9	356.8
Rest of World	240.2	246.6	248.9	244.7	980.4	230.6	318.0	548.6
Segment revenues - GAAP and Non-GAAP	905.0	914.3	924.6	935.8	3,679.7	872.8	826.0	1,698.8

Other items not allocated to segments(a)
Acquisitions and dispositions	—	(0.3)	(0.2)	—	(0.5)	—	—	—
Internal loss	—	—	4.0	—	4.0	—	—	—
GAAP	$905.0	914.0	928.4	935.8	3,683.2	$872.8	826.0	1,698.8

	Operating Profit
	2019					2020
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months
Operating profit:
North America	$44.0	46.4	38.7	57.3	186.4	$33.0	17.9	50.9
South America	43.0	45.0	59.4	69.7	217.1	41.6	33.1	74.7
Rest of World	23.8	26.2	32.2	33.6	115.8	15.0	31.4	46.4
Corporate	(26.0)	(28.8)	(27.9)	(45.0)	(127.7)	(26.5)	(9.2)	(35.7)
Non-GAAP	84.8	88.8	102.4	115.6	391.6	63.1	73.2	136.3

Other items not allocated to segments(a)
Reorganization and Restructuring	(3.5)	(10.6)	(6.4)	(8.3)	(28.8)	(5.6)	(39.0)	(44.6)
Acquisitions and dispositions	(17.2)	(22.6)	(24.0)	(24.7)	(88.5)	(19.1)	(30.9)	(50.0)
Argentina highly inflationary impact	(4.3)	(0.1)	(7.9)	(2.2)	(14.5)	(2.4)	(2.8)	(5.2)
Internal loss	—	(2.6)	(11.3)	(7.0)	(20.9)	(9.6)	(1.2)	(10.8)
Reporting compliance	(1.4)	(0.3)	(0.3)	(0.1)	(2.1)	(0.2)	(0.3)	(0.5)
GAAP	$58.4	52.6	52.5	73.3	236.8	$26.2	(1.0)	25.2

	Margin
	2019					2020
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months
Margin:
North America	10.1%	10.5	8.7	12.5	10.5	7.4%	5.1	6.4
South America	18.7	20.0	25.9	30.0	23.7	21.0	20.8	20.9
Rest of World	9.9	10.6	12.9	13.7	11.8	6.5	9.9	8.5
Non-GAAP	9.4	9.7	11.1	12.4	10.6	7.2	8.9	8.0

Other items not allocated to segments(a)	(2.9)	(3.9)	(5.4)	(4.6)	(4.2)	(4.2)	(9.0)	(6.5)
GAAP	6.5%	5.8	5.7	7.8	6.4	3.0%	(0.1)	1.5

(a)	See explanation of items on page 9.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments.

Reorganization and Restructuring
Other Restructurings
Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized a charge of $44.6 million in the first six months of 2020, primarily severance costs. We recognized charges of $28.8 million in 2019, primarily severance costs and charges related to the modification of share-based compensation awards. For the restructuring actions that have not yet been completed, we expect to incur additional costs between $5 million and $7 million in future periods.
Due to the unique circumstances around these charges, these management-directed items have not been allocated to segment results and are excluded from non-GAAP results.
Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below:
2020 Acquisitions and Dispositions

•	Transaction costs related to business acquisitions were $16.1 million in the first six months of 2020.

•	Amortization expense for acquisition-related intangible assets was $16.0 million in the first six months of 2020.

•	We incurred $13.6 million in integration costs related to Dunbar and G4S in the first six months of 2020.

•	Restructuring costs related to acquisitions, primarily Dunbar, were $3.8 million in the first six months of 2020.

2019 Acquisitions and Dispositions

•	We incurred $43.1 million in integration costs related to Dunbar, Rodoban, COMEF and TVS in 2019.

•	Amortization expense for acquisition-related intangible assets was $27.8 million in 2019.

•	Restructuring costs related to acquisitions, primarily Dunbar and Rodoban, were $5.6 million in 2019.

•	Transaction costs related to business acquisitions were $7.9 million in 2019.

•	Compensation expense related to the retention of key Dunbar employees was $1.5 million in 2019.

•	In 2019, we recognized $2.2 million in net charges, primarily asset impairment and severance costs, related to the exit from our top-up prepaid mobile phone business in Brazil.

Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In the first six months of 2020, we recognized $5.2 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $3.5 million. In 2019, we recognized $14.5 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $11.3 million. These amounts are excluded from non-GAAP results.

Internal loss A former non-management employee in our U.S. global services operations embezzled funds from Brink's in prior years. Except for a small deductible amount, the amount of the internal loss related to the embezzlement was covered by our insurance. In an effort to cover up the embezzlement, the former employee intentionally misstated the underlying accounts receivable subledger data. In 2019, we incurred $4.5 million in costs (primarily third party expenses) to reconstruct the accounts receivables subledger. In the first quarter of 2020, we incurred an additional $0.2 million in costs related to this activity. In the third quarter of 2019, we were able to identify $4.0 million of revenues billed and collected in prior periods which had never been recorded in the general ledger. We also identified and recorded $0.3 million in bank fees, which had been incurred in prior periods. The rebuild of the subledger was substantially completed during the third quarter of 2019. Based on the reconstructed subledger, we were able to analyze and quantify the uncollected receivables from prior periods. Although we plan to attempt to collect these receivables, we estimated an increase to bad debt expense of $13.7 million in the third quarter of 2019. The estimate of the allowance for doubtful accounts was adjusted in the fourth quarter of 2019 for an additional $6.4 million and again in the first six months of 2020 for an additional $10.6 million. This estimate will be adjusted in future periods, if needed, as assumptions related to the collectability of these accounts receivable change. At June 30, 2020, we have recorded $21.6 million allowance on $25.0 million of accounts receivable, or 86%. Due to the unusual nature of this internal loss and the related errors in the subledger data, along with the fact that management has excluded these amounts when evaluating internal performance, we have excluded these net charges from segment and non-GAAP results.

Reporting compliance Certain compliance costs (primarily third party expenses) are excluded from 2019 and the first six months of 2020 non-GAAP results. These costs relate to the implementation and January 1, 2019 adoption of the new lease accounting standard ($0.5 million in the first six months of 2020 and $1.8 million in 2019). We also incurred $0.3 million in costs related to mitigation of material weaknesses in 2019. We did not incur any such costs in the first six months of 2020.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP results is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The specific items excluded have not been allocated to segments, are described on page 9 and in more detail in our Form 10-Q, and are reconciled to comparable GAAP measures below. In addition, we refer to non-GAAP constant currency amounts, which represent current period results and forecasts at prior period exchange rates.

Non-GAAP results adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year estimated Non-GAAP tax rate. The full-year Non-GAAP tax rate in both years excludes certain pretax and income tax amounts. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

The Non-GAAP outlook amounts for 2020 and 2021 Adjusted EBITDA and Non-GAAP operating profit cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The impact of highly inflationary accounting and other potential Non-GAAP adjusting items could be significant to our GAAP results.

The Non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance. Additionally, Non-GAAP results are utilized as performance measures in certain management incentive compensation plans.

Non-GAAP Results Reconciled to GAAP

	YTD '19			YTD '20
	Pre-tax	Tax	Effective tax rate	Pre-tax	Tax	Effective tax rate
Effective Income Tax Rate
GAAP	$51.0	22.4	43.9%	$(36.6)	(55.4)	151.4%
Retirement plans(c)	14.9	3.5		15.8	3.7
Venezuela operations(h)	0.9	—		—	—
Reorganization and Restructuring(a)	14.1	3.6		44.6	10.3
Acquisitions and dispositions(a)	42.8	2.8		54.5	5.7
Argentina highly inflationary impact(a)	4.4	—		5.2	(0.5)
Internal loss(a)	2.6	0.1		10.8	2.5
Reporting compliance(a)	1.7	—		0.5	—
Gain on lease termination(i)	(5.2)	—		—	—
Income tax rate adjustment(b)	—	7.6		—	69.3
Non-GAAP	$127.2	40.0	31.4%	$94.8	35.6	37.5%

Amounts may not add due to rounding.

(a)
See “Other Items Not Allocated To Segments” on pages 8-9 for details. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance.

(b)
Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated at 37.5% for 2020 and was 31.4% for 2019.

(c)
Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results.

(d)	The non-GAAP tax rate excludes the 2019 foreign tax benefits that resulted from a transaction that accelerated U.S. tax in 2015.

(e)
Due to reorganization and restructuring activities, there was a $7.7 million non-GAAP adjustment to share-based compensation in 2019. There is no difference between GAAP and non-GAAP share-based compensation amounts for the other periods presented.

(f)
Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization and non-GAAP share-based compensation.

(g)
Because we reported a loss from continuing operations on a GAAP basis in the fourth quarter of 2019, GAAP EPS was calculated using basic shares. However, as we reported income from continuing operations on a non-GAAP basis in the fourth quarter of 2019, non-GAAP EPS was calculated using diluted shares.

(h)
Post-deconsolidation funding of ongoing costs related to our Venezuelan operations was $0.9 million in 2019 and was expensed as incurred and reported in interest and other nonoperating income (expense). We do not expect any future funding of the Venezuela business, as long as current U.S. sanctions remain in effect.

(i)	Gain on termination of a mining lease obligation related to former coal operations. We have no remaining mining leases.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited) - continued
(In millions, except for percentages and per share amounts)

	2019					2020
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months

Revenues:
GAAP	$905.0	914.0	928.4	935.8	3,683.2	$872.8	826.0	1,698.8
Acquisitions and dispositions(a)	—	0.3	0.2	—	0.5	—	—	—
Internal loss(a)	—	—	(4.0)	—	(4.0)	—	—	—
Non-GAAP	$905.0	914.3	924.6	935.8	3,679.7	$872.8	826.0	1,698.8

Operating profit (loss):
GAAP	$58.4	52.6	52.5	73.3	236.8	$26.2	(1.0)	25.2
Reorganization and Restructuring(a)	3.5	10.6	6.4	8.3	28.8	5.6	39.0	44.6
Acquisitions and dispositions(a)	17.2	22.6	24.0	24.7	88.5	19.1	30.9	50.0
Argentina highly inflationary impact(a)	4.3	0.1	7.9	2.2	14.5	2.4	2.8	5.2
Internal loss(a)	—	2.6	11.3	7.0	20.9	9.6	1.2	10.8
Reporting compliance(a)	1.4	0.3	0.3	0.1	2.1	0.2	0.3	0.5
Non-GAAP	$84.8	88.8	102.4	115.6	391.6	$63.1	73.2	136.3

Operating margin:
GAAP margin	6.5%	5.8%	5.7%	7.8%	6.4%	3.0%	(0.1)%	1.5%

Non-GAAP margin	9.4%	9.7%	11.1%	12.4%	10.6%	7.2%	8.9%	8.0%

Interest expense:
GAAP	$(23.0)	(22.7)	(22.9)	(22.0)	(90.6)	$(20.0)	(23.2)	(43.2)
Acquisitions and dispositions(a)	1.5	1.5	1.5	1.3	5.8	0.7	0.3	1.0
Non-GAAP	$(21.5)	(21.2)	(21.4)	(20.7)	(84.8)	$(19.3)	(22.9)	(42.2)

Interest and other income (expense):
GAAP	$(11.2)	(3.1)	(7.8)	(30.6)	(52.7)	$(15.6)	(3.0)	(18.6)
Retirement plans(c)	8.4	6.5	6.6	25.8	47.3	7.7	8.1	15.8
Venezuela operations(h)	0.5	0.4	—	—	0.9	—	—	—
Acquisitions and dispositions(a)	—	—	0.2	(0.9)	(0.7)	3.0	0.5	3.5
Gain on lease termination(i)	—	(5.2)	—	—	(5.2)	—	—	—
Non-GAAP	$(2.3)	(1.4)	(1.0)	(5.7)	(10.4)	$(4.9)	5.6	0.7

Taxes:
GAAP	$9.7	12.7	14.7	23.9	61.0	$(12.2)	(43.2)	(55.4)
Retirement plans(c)	1.9	1.6	1.6	6.0	11.1	1.8	1.9	3.7
Reorganization and Restructuring(a)	1.0	2.6	2.0	1.5	7.1	1.3	9.0	10.3
Acquisitions and dispositions(a)	1.7	1.1	0.9	1.4	5.1	2.1	3.6	5.7
Tax on accelerated income(d)	—	—	—	7.3	7.3	—	—	—
Argentina highly inflationary impact(a)	—	—	(1.4)	—	(1.4)	(0.2)	(0.3)	(0.5)
Internal loss(a)	—	0.1	2.4	1.5	4.0	2.2	0.3	2.5
Reporting compliance(a)	—	—	—	0.1	0.1	—	—	—
Gain on lease termination(i)	—	—	(1.2)	—	(1.2)	—	—	—
Income tax rate adjustment(b)	4.9	2.7	6.1	(13.7)	—	19.6	49.7	69.3
Non-GAAP	$19.2	20.8	25.1	28.0	93.1	$14.6	21.0	35.6

Amounts may not add due to rounding.
See page 10 for footnote explanations.

	2019					2020
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months

Noncontrolling interests:
GAAP	$0.8	1.5	1.3	0.6	4.2	$1.0	2.3	3.3
Reorganization and Restructuring(a)	—	—	—	—	—	0.1	—	0.1
Acquisitions and dispositions(a)	—	—	—	0.1	0.1	—	0.1	0.1
Income tax rate adjustment(b)	—	—	—	—	—	(0.4)	(1.6)	(2.0)
Non-GAAP	$0.8	1.5	1.3	0.7	4.3	$0.7	0.8	1.5

Income (loss) from continuing operations attributable to Brink's:
GAAP	$13.7	12.6	5.8	(3.8)	28.3	$1.8	13.7	15.5
Retirement plans(c)	6.5	4.9	5.0	19.8	36.2	5.9	6.2	12.1
Venezuela operations(h)	0.5	0.4	—	—	0.9	—	—	—
Reorganization and Restructuring(a)	2.5	8.0	4.4	6.8	21.7	4.2	30.0	34.2
Acquisitions and dispositions(a)	17.0	23.0	24.8	23.6	88.4	20.7	28.0	48.7
Tax on accelerated income(d)	—	—	—	(7.3)	(7.3)	—	—	—
Argentina highly inflationary impact(a)	4.3	0.1	9.3	2.2	15.9	2.6	3.1	5.7
Internal loss(a)	—	2.5	8.9	5.5	16.9	7.4	0.9	8.3
Reporting compliance(a)	1.4	0.3	0.3	—	2.0	0.2	0.3	0.5
Gain on lease termination(i)	—	(5.2)	1.2	—	(4.0)	—	—	—
Income tax rate adjustment(b)	(4.9)	(2.7)	(6.1)	13.7	—	(19.2)	(48.1)	(67.3)
Non-GAAP	$41.0	43.9	53.6	60.5	199.0	$23.6	34.1	57.7

Adjusted EBITDA(f):
Net income (loss) attributable to Brink's - GAAP	$13.7	12.5	5.4	(2.6)	29.0	$1.8	12.9	14.7
Interest expense - GAAP	23.0	22.7	22.9	22.0	90.6	20.0	23.2	43.2
Income tax provision - GAAP	9.7	12.7	14.7	23.9	61.0	(12.2)	(43.2)	(55.4)
Depreciation and amortization - GAAP	47.9	48.7	42.9	45.5	185.0	45.0	52.1	97.1
EBITDA	$94.3	96.6	85.9	88.8	365.6	$54.6	45.0	99.6
Discontinued operations - GAAP	—	0.1	0.4	(1.2)	(0.7)	—	0.8	0.8
Retirement plans(c)	8.4	6.5	6.6	25.8	47.3	7.7	8.1	15.8
Venezuela operations(h)	0.5	0.4	—	—	0.9	—	—	—
Reorganization and Restructuring(a)	3.4	10.6	6.4	8.2	28.6	5.5	38.7	44.2
Acquisitions and dispositions(a)	10.8	12.2	17.2	16.6	56.8	14.7	22.2	36.9
Argentina highly inflationary impact(a)	4.1	(0.2)	7.6	1.2	12.7	1.7	2.1	3.8
Internal loss(a)	—	2.6	11.3	7.0	20.9	9.6	1.2	10.8
Reporting compliance(a)	1.4	0.3	0.3	0.1	2.1	0.2	0.3	0.5
Gain on lease termination(i)	—	(5.2)	—	—	(5.2)	—	—	—
Income tax rate adjustment(b)	—	—	—	—	—	0.4	1.6	2.0
Share-based compensation(e)	8.9	9.7	9.5	6.9	35.0	7.2	5.4	12.6
Adjusted EBITDA	$131.8	133.6	145.2	153.4	564.0	$101.6	125.4	227.0

Amounts may not add due to rounding.
See page 10 for footnote explanations.

	2019					2020
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months

EPS:
GAAP	$0.27	0.25	0.11	(0.08)	0.55	$0.03	0.27	0.30
Retirement plans(c)	0.13	0.10	0.10	0.39	0.71	0.12	0.12	0.24
Venezuela operations(h)	0.01	0.01	—	—	0.02	—	—	—
Reorganization and Restructuring costs(a)	0.05	0.16	0.09	0.13	0.43	0.08	0.59	0.67
Acquisitions and dispositions(a)	0.33	0.45	0.49	0.46	1.73	0.40	0.55	0.95
Tax on accelerated income(d)	—	—	—	(0.14)	(0.14)	—	—	—
Argentina highly inflationary impact(a)	0.09	—	0.18	0.04	0.31	0.05	0.06	0.11
Internal loss(a)	—	0.05	0.17	0.11	0.33	0.14	0.02	0.16
Reporting compliance(a)	0.03	0.01	0.01	—	0.04	—	0.01	0.01
Gain on lease termination(i)	—	(0.10)	0.02	—	(0.08)	—	—	—
Income tax rate adjustment(b)	(0.10)	(0.05)	(0.12)	0.27	—	(0.37)	(0.94)	(1.31)
Share adjustment(g)	—	—	—	—	—	—	—	—
Non-GAAP	$0.81	0.86	1.05	1.18	3.89	$0.46	0.67	1.13

Depreciation and Amortization:
GAAP	$47.9	48.7	42.9	45.5	185.0	$45.0	52.1	97.1
Reorganization and Restructuring costs(a)	(0.1)	—	—	(0.1)	(0.2)	—	(0.3)	(0.3)
Acquisitions and dispositions(a)	(6.4)	(10.4)	(7.0)	(7.1)	(30.9)	(7.4)	(9.1)	(16.5)
Argentina highly inflationary impact(a)	(0.2)	(0.3)	(0.3)	(1.0)	(1.8)	(0.7)	(0.7)	(1.4)
Non-GAAP	$41.2	38.0	35.6	37.3	152.1	$36.9	42.0	78.9

Amounts may not add due to rounding.
See page 10 for footnote explanations.